Exhibit 5.1

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

March 8, 2021

Socket Mobile, Inc.

39700 Eureka Drive

Newark, CA 94560

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Socket Mobile, Inc., holder and 50,000 shares issuable to the holder upon exercise of a warrant, a Delaware corporation (the “Company”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 234,332 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), by the holder of such shares. Such Shares consist of 184,332 Shares held by the holder (the “Outstanding Shares”), and 50,000 Shares issuable to the same holder upon exercise of a warrant (the “Warrant Shares”) pursuant to the Registration Statement on Form S-3 to be filed by the Company on or about March 8, 2021 with the Securities and Exchange Commission (the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals, and that the information contained in the documents is true, accurate, and complete. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares have been and the Warrant Shares will be, when issued in accordance with the warrant, validly issued, fully paid and non-assessable.

We are members of the bar of the State of California. For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California, the Delaware General Corporation Law and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati